UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

Mitek Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35231	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 269-6800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Elimination of Chief Operating Officer Position
On December 5, 2018, Mitek Systems, Inc. (the “Company”) decided to eliminate the position of Chief Operating Officer in order to streamline the Company’s operations. As a result, Kalle J. Marsal, who currently serves in such capacity, will leave the Company effective as of January 1, 2019 (“the Effective Date”). Mr. Marsal will assist with the transition of his role and responsibilities through the Effective Date as needed by the Company.
Pursuant to Mr. Marsal’s previously disclosed compensation arrangements, Mr. Marsal is eligible to receive a severance package including, among other things, a lump-sum cash payment equal to one-half of his annual base salary and a lump-sum amount equal to six (6) months’ worth of COBRA payments.
Executive Bonus Program Fiscal 2019
On December 9, 2018, the Board of Directors (the “Board”) of the Company, approved the Company’s executive bonus program for the fiscal year ending September 30, 2019 (the “2019 Plan”). Pursuant to the terms of the 2019 Plan, certain of the Company’s executives will be eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2019 fiscal year. These bonuses are designed to attract, motivate, retain and reward the Company’s executives.
Under the 2019 Plan, our Chief Executive Officer (“CEO”) has a bonus target equal to 80% of his annualized salary; our Chief Financial Officer has a bonus target equal to 60% of his annualized salary; our Chief Technical Officer has a bonus target equal to 60% of his annualized salary; and our Chief Legal Officer / General Counsel has a bonus target equal to 50% of his annualized salary. Up to 80% of the bonus target for these individuals is based upon achievement of two financial metrics (revenue and non-GAAP net income) and the remaining 20% of the bonus target is based upon achievement of certain individual performance goals. The maximum bonus payable to these individuals is 200% for the CEO and 150% for the other executives, in each case, of their respective bonus targets.
Under the 2019 Plan, our General Manager (“GM”) (formerly our Chief Revenue Officer) has an annual bonus target equal to 50% of his annualized salary. Up to 87.5% of such bonus target is based upon achievement of certain financial metrics (revenue and non-GAAP net income) and the remaining 12.5% of the bonus target is based upon achievement of certain individual performance goals. The maximum bonus payable to the GM is 150% of his bonus target.
The foregoing description is intended only as a summary of the material terms of the 2019 Plan and is qualified in its entirety by reference to the text of the 2019 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Mitek Systems, Inc. Executive Bonus Program Fiscal 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitek Systems, Inc.

December 10, 2018	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer

Exhibit Index

Exhibit Number	Description
10.1	Mitek Systems, Inc. Executive Bonus Program Fiscal 2019.